Exhibit 10.8

PAYONEER GLOBAL INC.

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of ____ __, 20__, by and between Payoneer Global Inc., a Delaware corporation (the “Company”), and _________ (the “Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the significant cost of directors’ and officers’ liability insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the coverage of liability insurance has been severely limited;

WHEREAS, the Company, and its subsidiaries, desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and its subsidiaries, and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

WHEREAS, the Company’s Bylaws provide that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law, and the Company’s Amended and Restated Certificate of Incorporation provides for limitation of liability for directors. In addition, the Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s Bylaws and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration for Indemnitee’s services as director or officer of the Company and its subsidiaries, the Company and Indemnitee hereby agree as follows:

1. Services by Indemnitee. The Indemnitee hereby agrees to serve or continue to serve as a director [or officer] of the Company, for so long as Indemnitee is duly elected [or appointed] or until Indemnitee tenders his or her resignation or is removed.

2. Indemnification.

(a) Third Party Proceedings. The Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee, if Indemnitee is or was a party, witness or other participant or is threatened to be made a party, witness or other participant to any threatened, pending or completed action or any inquiry, hearing or investigation, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (whether formal or informal) (each, an “Action”) (other than an Action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, consultant or agent of the Company, or any subsidiary or affiliate of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, court costs, travel expenses and all other disbursements of the type customarily incurred in connection with an Action), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Action.

(b) Proceedings By or in the Right of the Company. The Company shall to the fullest extent permitted by applicable law, indemnify Indemnitee if Indemnitee was or is a party, witness or other participant or is threatened to be made a party, witness or other participant to any Action by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, consultant or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees court costs, travel expenses and all other disbursements of the type customarily incurred in connection with an Action) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Action, except, if applicable law so provides, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses (including attorneys’ fees, court costs, travel expenses and all other disbursements of the type customarily incurred in connection with an Action) actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Action referenced in Section 2 hereof (but not amounts actually paid in settlement of any such Action). The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company. Advances shall be made without regard to Indemnitee’s (i) ability to repay the expenses, (ii) ultimate entitlement to indemnification under the other provisions of this Agreement, and (iii) entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (x) pay such Expenses on behalf of Indemnitee, (y) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (z) reimburse Indemnitee for such Expenses.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, but failure to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless the Company is materially prejudiced by such failure to notify; provided, however, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be served in accordance with Section 14 of this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power, but in no case shall Indemnitee be required to convey information to the extent the disclosure thereof would cause Indemnitee to waive any privilege accorded by applicable law.

(c) Procedure. Upon written request by Indemnitee for indemnification pursuant to Section 3(b), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors: (i) by a majority vote of the Disinterested Directors (as defined below), even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (iv) if so directed by the Board of Directors, by the stockholders of the Company. The Board of Directors shall notify Indemnitee of its election promptly following such election. In the event that Indemnitee shall advise the Board of Directors of Indemnitee’s objection that the Disinterested Directors shall determine his or her entitlement to indemnification (per option (i) or (ii) above) then the Board of Directors shall choose options (iii) or (iv) above. In the event that Indemnitee’s right to indemnification shall be determined by Independent Counsel pursuant to this Section 3(c), the Independent Counsel shall be selected by the Board of Directors. Indemnitee may, within ten (10) days after written notice of such selection, deliver to the Board of Directors a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 3(b) and the election of option (iii) in accordance with the above, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel hereunder. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 3(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) Independent Counsel Determination. In the case that the determination of indemnification hereunder is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, in making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information, which, in the good faith judgment of Indemnitee, is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any reasonable costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(e) Notice to Insurers. At the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company shall give prompt notice of the commencement of such proceeding to its provider(s) of director and officer liability insurance accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(f) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any Action against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Action, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Action, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such Action at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Action, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any claim brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii)(B) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Action, which release shall be in form and substance reasonably satisfactory to Indemnitee. Indemnitee shall not, without the prior written consent of the Company, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to which the Company has indemnification obligations to Indemnitee or which includes an admission of fault of the Company.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws or by statute, including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Amended and Restated Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the DGCL, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such position. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Action, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense in an Action or in defense of any issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys’ fees court costs, travel expenses and all other disbursements of the type customarily incurred in connection with an Action) incurred in connection therewith. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled by clear and convincing evidence. For purposes of this Agreement and without limitation, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any Proceeding or of any claim, issue or matter therein, by the winning of a dismissal (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.

6. No Presumption. For purposes of this Agreement, the termination of any Action by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief.

7. Officer and Director Liability Insurance. The Company shall, from time to time, make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been so invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily (other than any cross-claim or counterclaim asserted by the Indemnitee) by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law; however, such indemnification or advancement of expenses may be provided by the Company in specific cases if (i) the Board of Directors has approved the initiation or bringing of such suit or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finally determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to, and actually received by, Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;

(d) Claims Under Section 16(b) and Related Laws or Policies. To indemnify Indemnitee for (i) expenses and the payment of profits arising from the purchase and sale (or sale and purchase) by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute or similar provisions of state statutory law or common law, (ii) reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(e) Unlawful Indemnification. To provide Indemnitee any indemnification or other payment prohibited by applicable laws.

10. Construction of Certain Phrases; Definitions.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For the purposes of this Agreement, “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Action in respect of which indemnification is sought by an Indemnitee.

(d) For the purposes of this Agreement, “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Action giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13. Attorneys’ Fees. In the event that any Action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such Action, unless as a part of such action, the court of competent jurisdiction finally determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an Action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses (including attorneys’ fees court, costs, travel expenses and all other disbursements of the type customarily incurred in connection with an Action), incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court finally determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (b) if mailed by domestic certified or registered mail with postage prepaid, on the seventh business day after the date postmarked or (c) if sent via email or facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Addresses and contact information for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

16. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

17. Subrogation. Except as provided in Section 20, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Survival. The indemnification provided under this Agreement shall apply to any and all Actions, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company.

20. Secondary Indemnitors. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by stockholder(s) of the Company and certain of their affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees, subject to the provisions of this Agreement (a) that it shall be the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (b) that it shall be required to advance the amount of expenses incurred by Indemnitee and shall be liable for the amount of expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 20.

21. Contribution.

(a) To the fullest extent permitted under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Action, in the first instance, the entire amount of any judgment or settlement of such Action without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Action in which the Company is jointly liable with Indemnitee unless such settlement provides for a full and final release of all claims (whether monetary or otherwise) asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in Section 21(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Action in which the Company is jointly liable with Indemnitee, the Company shall contribute to the amount of expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge and access to information, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, the degree to which their conduct is active or passive and the opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.

(c) To the extent allowed by Delaware law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

22. Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board or any committee of the Board.  The provisions of this Section 22 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section 22 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

23. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including without limitation any Indemnification Agreement previously executed by and between the Company and the undersigned Indemnitee, if any.

24. Effectiveness of Agreement. This Agreement shall automatically become effective, without any further actions on the part on the part of the Company or Indemnitee, immediately upon the date hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PAYONEER GLOBAL INC.

Signature of Authorized Signatory

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AGREED TO AND ACCEPTED:

INDEMNITEE:

Signature

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Address:

Email:

[Signature page to Indemnification Agreement]